UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Group 1 Automotive, Inc. (the "Company") entered into an Employment Agreement with Darryl M. Burman on December 1, 2006 (the "Employment Agreement"). A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In accordance with the Employment Agreement, the Company has agreed, subject to the terms and conditions of the Employment Agreement, to employ Mr. Burman through November 30, 2009. Mr. Burman's current annual base salary under the employment agreement is $325,000.00. The base salary may be increased from time to time by the Company. The base salary may not be reduced during the first 12 months of the term of the Employment Agreement and may not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers of the Company.

Under the Employment Agreement, Mr. Burman is entitled to a one-time sign-on bonus of $75,000.00. Mr. Burman's annual incentive compensation will be determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion in accordance with the terms of the Company’s annual incentive compensation program.

Mr. Burman is also entitled to participate, on the same basis generally as the Company’s other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Burman will be furnished a vehicle allowance totaling $941.66 per month.

Simultaneous with the execution of the Employment Agreement, Mr. Burman entered into an Incentive Compensation and Non-Compete Agreement (the "Agreement"). A copy of the Incentive Compensation and Non-Compete Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Agreement, effective December 1, 2006, the Company granted Mr. Burman 5,000 shares of restricted stock in accordance with the terms and conditions of the Company’s 1996 Stock Incentive Plan. Such shares of restricted stock will vest as follows: (i) 2,000 shares will vest on December 1, 2008, (ii) 1,000 shares will vest on December 1, 2009, (iii) 1,000 shares will vest on December 1, 2010, and (iv) 1,000 shares will vest on December 1, 2011.

In the event of an "involuntary termination" of Mr. Burman's employment, Mr. Burman will be entitled to continue to receive his base salary for the lesser of (i) one year or (ii) the remainder of the term, payable semi-monthly. In addition, Mr. Burman shall also be entitled to a pro-rated bonus (based on termination date), calculated in accordance with the Company's annual incentive compensation program and paid in the next year following the release of earnings for the year in which termination occurred. Upon an involuntary termination, all restricted stock and stock options granted under the Agreement will become 100% vested (and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of the Employment Agreement.)

An "involuntary termination" includes:

• termination of Mr. Burman by the Company without cause (as defined in the Employment Agreement);
• a material breach of Mr. Burman's employment agreement by the Company;
• the relocation of Mr. Burman by more than 50 miles;
• a material diminution in his position, duties or authority; or
• a reduction in his base salary within six months after the dissolution, merger, sale of substantially all of the assets or certain other Corporate Changes (as defined in the Employment Agreement) of the Company.

Upon Mr. Burman's death or long-term disability, his restricted stock and stock options granted under the Agreement will become 100% vested.

We are not obligated to pay any amounts to Mr. Burman other than his pro rata base salary through the date of his termination upon:

• voluntary termination of employment by Mr. Burman; or
• termination of employment by us for cause, as defined in the Employment Agreement.

Under the Employment Agreement, if any payment made by the Company to or for the benefit of Mr. Burman would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the Company is required to pay Mr. Burman an additional amount to cover any such taxes and any interest or penalties imposed with respect to such taxes.

For a period of one year after his termination of employment with the Company, Mr. Burman has agreed not to compete with the Company and not to induce any employee of the Company to leave his employment with the Company or hire any employee of the Company. Notwithstanding any of the prohibitions contained in Section 2.1(a) of the Agreement to the contrary, Mr. Burman shall not be prohibited from immediately engaging in the practice of law, independently or with a law firm, and from performing legal services on behalf of Employer or any business competitive with any line of business conducted by Employer or any of its subsidiaries or affiliates (including, without limitation, any public or private auto retailer), regardless of termination for cause, voluntary termination, involuntary termination, or expiration of the Employment Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Current Report on Form 8-K dated November 6, 2006, and filed on November 8, 2006 ("Form 8-K), by amending the section of the Form 8-K entitled "Item 5.02 Appointment of Certain Officers." This section was inadvertently omitted and should have included the paragraphs below:

On November 6, 2006, Group 1 Automotive, Inc. (the "Company"), announced the appointment of Darryl M. Burman as vice president, general counsel and corporate secretary, effective as of December 1, 2006. A copy of the press release is attached as Exhibit 99.1.

Prior to joining the Company, Mr. Burman was a partner in the corporate and securities practice in the Houston office of Epstein Becker & Green, P.C., formerly known as Epstein Becker Green Wickliff & Hall. From September 1995 until September 2005, Mr. Burman served as the head of the corporate and securities practice of Fant & Burman, L.L.P. in Houston, Texas. Mr. Burman graduated from the University of South Florida in 1980, and in 1983 received his J.D. from South Texas College of Law.

Item 8.01 Other Events.

This Form 8-K/A amends the Current Report on Form 8-K dated November 6, 2006, and filed on November 8, 2006 ("Form 8-K), by amending the section of the Form 8-K entitled "Item 8.01 Other Events." Item 8.01 of such Form 8-K is hereby restated in its entirety as follows:

On November 6, 2006, Group 1 Automotive, Inc., announced the appointment of Martin Collins as Southeast regional vice president, effective as of December 1, 2006. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Group 1 Automotive, Inc. and Darryl M. Burman, dated as of December 1, 2006.

10.2 Incentive Compensation and Non-Compete Agreement between Group 1 Automotive, Inc. and Darryl M. Burman, dated as of December 1, 2006.

**99.1 Press release of Group 1 Automotive, Inc., dated as of November 6, 2006.
______
** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

December 1, 2006	By:	John C. Rickel

Name: John C. Rickel
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Group 1 Automotive, Inc. and Darryl M. Burman, dated as of December 1, 2006.
10.2	Incentive Compensation and Non-Compete Agreement between Group 1 Automotive, Inc. and Darryl M. Burman, dated as of December 1, 2006.